SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

ITEM 5. Other Events.

On June 27, 2003, the Registrant announced that Douglas J. Bartek, has resigned from his positions as the Chairman of the Board, CEO and President. The vacated board seat will remain empty at this time. The Board of Directors anticipates that it will announce a new Chairman, President and CEO in the near future. In the interim the Board will establish an Office of the President that will be filled by James H. Clardy, a Director and Chairman of the Registrant’s Audit Committee, Harvey B. Cash, a Director and Chairman of the Registrant’s Compensation Committee, and Albert H. Taddiken, the Registrant’s Chief Technical Officer.

The Registrant continues to anticipate that it will file its 2002 annual report on Form 10-K and its quarterly report on Form 10-Q for the quarter ended March 31, 2003 by the end of July. The Registrant’s internal investigation being conducted under the direction of the Board’s Audit Committee is expected to be completed on or about the same date. The Registrant has not been notified by NASDAQ in regards to its delisting status and at the present time remains listed on the NASDAQ market.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ NANCY A. RICHARDSON
Nancy A. Richardson
Chief Financial Officer, General Counsel and Secretary

Date: June 30, 2003

EXHIBIT INDEX

Exhibit	Description	Page
99.1	Press release issued related to, among other things, the Registrant’s announcement that Douglas J. Bartek, has resigned from his positions as the Chairman, CEO and President.	4